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                                  EXHIBIT 99(a)


For Further Information:

Investor Contact:     Gary Frazier
                      (203) 459-7331
                      Deborah Abraham
                      (203) 459-6674

Media Contact:        Maria Gordon-Shydlo
                      (203) 459-7674

FOR IMMEDIATE RELEASE

        OXFORD HEALTH PLANS AND CSC AGREE TO END OUTSOURCING ARRANGEMENT
                         -- OXFORD TO REHIRE IS STAFF --

TRUMBULL, Conn., April 29 -- Oxford Health Plans, Inc. (NYSE: OHP) announced today that it has agreed with Computer Sciences Corporation (NYSE:CSC) to conclude their technology outsourcing arrangement. The original arrangement was limited to data center operations, help desk services, desktop systems and network operations. Oxford will assume these previously outsourced technology functions. CSC and Oxford have agreed to cooperate in an orderly transition of these functions back to Oxford.

Oxford had retained many of the IS functions it viewed as important to its core businesses, including application development and maintenance, quality assurance, program management and architecture. Shifting the CSC functions back to Oxford will not involve transferring any operating systems to new platforms because all systems remained at the company's headquarters. "We believe that fully integrating the entire function will allow us to deploy technology solutions in a more flexible, timely and cost-effective manner to meet our business goals," said Charles Berg, president and chief operating officer of Oxford.

"At the time we made the decision to outsource a portion of our IS functions, Oxford's systems and operations were stable and supporting our market-leading service to providers, customers and members. Our systems continue to perform well," said Berg.

A significant number of former Oxford employees who transferred to CSC as a result of the November 2000 outsourcing arrangement are still located at Oxford's facilities and it is anticipated that they will return to Oxford, according to Berg.

Oxford and CSC are currently discussing the financial arrangements associated with ending the outsource arrangement. The financial issues being addressed include the repurchase or lease of assets held by CSC for use by Oxford and the obligation, if any, of Oxford to pay a termination fee. Oxford may experience a one-time charge in connection with these financial issues, but believes this charge, if any, would not exceed $10 million.

Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations

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(HMOs), point-of-service (POS) plans, preferred provider organization (PPO)
plans, third-party administration of employer-funded benefits and Medicare plans.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release concerning the effect of the end of the information technology outsourcing agreement with Computer Sciences Corporation, the integration of the Company's IT functions, the rehiring of employees, and the amount of any one-time charge, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

   * Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

   *  The state of the economy.

   * The impact of the September 11, 2001 terrorist attacks, subsequent cases of anthrax infection or exposure, and any future acts of terrorism or war.

   * Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

   * Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

   * Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

   * The ability of the Company to maintain risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

   * Any changes in the Company's estimates of its medical costs and expected cost trends.

   * The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), class actions in Connecticut and New York and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

   *  The Company's ability to renew existing members and attract new members.

   * The Company's ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.

   * Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.


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